Exhibit (l)

                       Law Offices of Stephanie A. Djinis
                              1749 Old Meadow Road
                                    Suite 310
                             McLean, Virginia 22102

May 12, 2004

Global Income Fund, Inc.
11 Hanover Square
New York, New York 10005

     Re:  Global Income Fund, Inc.
          File Nos. 333-111045 and 811-08025

Dear Sir or Madam:

     Global Income Fund, Inc. (the "Corporation") is a corporation organized under the laws of the State of Maryland by Articles of Incorporation, as amended, restated and supplemented. You have requested our opinion as to certain matters regarding the issuance of certain Shares of the Corporation. As used in this letter, the term "Shares" means up to 1,745,315 of additional shares of common stock of the Corporation, par value $.01 per share, that may be issued pursuant to the Fund's rights offering, as described in a registration statement, filed by the Corporation with the U.S. Securities and Exchange Commission (the "Commission") on Form N-2, Securities Act File Nos. 333-111045 and Investment Company Act No. 811-08025, Pre-Effective Amendment No. 1 thereto filed by the Corporation with the Commission on February 27, 2004, and Pre-Effective Amendment No. 2 thereto filed by the Corporation with the Commission on May 12, 2004 (as so amended, the "Registration Statement").

     We have, as counsel, participated in various corporate and other matters relating to the Corporation. We have examined copies of the Corporation's Articles of Incorporation, as amended, restated and supplemented, the Corporation's By-laws, as amended, and other documents relating to the operation of the Corporation, either certified or otherwise proven to our satisfaction to be genuine, and we are generally familiar with its business affairs. Based upon the foregoing, it is our opinion that, when sold in accordance with the Articles of Incorporation, By-laws and the terms contemplated by the Registration Statement, the Shares will be legally issued, fully paid and nonassessable by the Corporation.

     We hereby consent to the filing of this opinion by the Corporation with the Commission as an exhibit to the Registration Statement.

                                   Sincerely,

                                   /s/ Stephanie A. Djinis
                                       Stephanie A. Djinis